Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Hazrat Ray Haniff

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 951-6996

(Name, address and telephone number of agent for service)

AMC Networks Inc.

(Issuer with respect to the Securities)

SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE

Delaware	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Penn Plaza New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
2ND PARTY LLC	Delaware	4841	35-2533767	DE
AMC FILM HOLDINGS LLC	Delaware	4841	04-3734671	DE
AMC NETWORK ENTERTAINMENT LLC	New York	4841	11-2840178	NY
AMC NETWORKS BROADCASTING & TECHNOLOGY	New York	4841	11-2542002	NY
AMC NETWORKS INTERNATIONAL LLC	Delaware	4841	90-1026635	DE
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC	Delaware	4841	27-0813860	DE
AMC TV STUDIOS LLC	Delaware	4841	27-2310716	DE
AMCN PROPERTIES LLC	Delaware	4841	01-0689406	DE
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware	4841	65-1189249	DE
BADLANDS PRODUCTIONS I LLC	Louisiana	4841	47-1388257	LA
BENDERS PRODUCTIONS I LLC	Delaware	4841	38-3958227	DE
COBALT PRODUCTIONS LLC	Delaware	4841	47-1817115	DE
COMIC SCRIBE LLC	Delaware	4841	46-3634213	DE
CROSSED PENS DEVELOPMENT LLC	Delaware	4841	45-3576275	DE
DIGITAL STORE LLC	Delaware	4841	27-0933987	DE
DIPLOMAT PRODUCTIONS LLC	Delaware	4841	47-1481179	DE
EXPEDITION PRODUCTIONS I LLC	Delaware	4841	81-1528430	DE
FIVE FAMILIES PRODUCTIONS I LLC	Delaware	4841	46-4590197	DE
FIVE MOONS PRODUCTIONS I LLC	Delaware	4841	45-3576409	DE
GALYNTINE PRODUCTIONS LLC	Delaware	4841	46-4392626	DE
GEESE PRODUCTIONS LLC	Delaware	4841	46-5362761	DE
GROUND WORK PRODUCTIONS LLC	Delaware	4841	47-4126885	DE
HALT AND CATCH FIRE PRODUCTIONS LLC	Delaware	4841	80-0945740	DE
HALT AND CATCH FIRE PRODUCTIONS I LLC	Delaware	4841	90-0912902	DE
HALT AND CATCH FIRE PRODUCTIONS II LLC	Delaware	4841	47-1255128	DE
HALT AND CATCH FIRE PRODUCTIONS III LLC	Delaware	4841	47-5289227	DE
HAP AND LEONARD PRODUCTIONS I LLC	Louisiana	4841	30-0847032	LA
IFC ENTERTAINMENT HOLDINGS LLC	Delaware	4841	27-0934047	DE
IFC ENTERTAINMENT LLC	Delaware	4841	11-3616018	DE
IFC FILMS LLC	Delaware	4841	11-3561503	DE
IFC IN THEATERS LLC	Delaware	4841	20-4459072	DE
IFC PRODUCTIONS I L.L.C.	Delaware	4841	11-3369804	DE
IFC TELEVISION HOLDINGS LLC	Delaware	4841	46-3491268	DE
IFC THEATRES CONCESSIONS LLC	Delaware	4841	20-8774978	DE
IFC THEATRES, LLC	Delaware	4841	11-3554063	DE
IFC TV LLC	Delaware	4841	11-3569217	DE
IFC TV STUDIOS LLC	Delaware	4841	30-0796677	DE
IFC TV STUDIOS HOLDINGS LLC	Delaware	4841	46-3495486	DE
IPTV LLC	Delaware	4841	61-1678090	DE
KNIFEMAN PRODUCTIONS LLC	Delaware	4841	46-4401381	DE
KOPUS PRODUCTIONS LLC	Delaware	4841	36-4758422	DE
KOPUS PRODUCTIONS II LLC	Delaware	4841	32-0440326	DE
MAKING WAVES STUDIO PRODUCTIONS LLC	Delaware	4841	45-3576566	DE
PEACH PIT PROPERTIES LLC	Delaware	4841	90-0875642	DE
PENS DOWN LLC	Delaware	4841	80-0947451	DE
PHILLY PRODUCTIONS LLC	Delaware	4841	36-4744101	DE
PREMIER QUILLS LLC	Delaware	4841	90-1016199	DE
RAINBOW FILM HOLDINGS LLC	Delaware	4841	11-3587524	DE
RAINBOW MEDIA ENTERPRISES, INC.	Delaware	4841	20-1092081	DE
RAINBOW MEDIA HOLDINGS LLC	Delaware	4841	11-3342870	DE
RAINBOW PROGRAMMING HOLDINGS LLC	Delaware	4841	20-1361503	DE
RECTIFY PRODUCTIONS LLC	Delaware	4841	45-3989305	DE
RECTIFY PRODUCTIONS II LLC	Delaware	4841	30-0751966	DE
RECTIFY PRODUCTIONS III LLC	Delaware	4841	36-4793390	DE

RECTIFY PRODUCTIONS IV LLC	Delaware	4841	61-1766214	DE
RED MONDAY PROGRAMMING LLC	Delaware	4841	45-3576699	DE
RMH GE HOLDINGS I, INC.	Delaware	4841	59-3762711	DE
RNC HOLDING CORPORATION	Delaware	4841	11-3361228	DE
RNC II HOLDING CORPORATION	Delaware	4841	11-3527223	DE
ROUGHHOUSE PRODUCTIONS I LLC	Delaware	4841	47-1241690	DE
SELECTS VOD LLC	Delaware	4841	27-0933903	DE
SLEUTH SECRETS PRODUCTIONS LLC	Delaware	4841	45-3576807	DE
SUNDANCE CHANNEL ASIA LLC	Delaware	4841	27-0841492	DE
SUNDANCE CHANNEL ORIGINALS LLC	Delaware	4841	46-3623454	DE
SUNDANCE FILM HOLDINGS LLC	Delaware	4841	45-4952641	DE
SUNDANCETV LLC	Delaware	4841	13-3838288	DE
THE SON PRODUCTIONS I LLC	Delaware	4841	81-1082050	DE
TURN PRODUCTIONS LLC	Delaware	4841	80-0945824	DE
TURN PRODUCTIONS I LLC	Delaware	4841	61-1698740	DE
TURN PRODUCTIONS II LLC	Delaware	4841	47-1264474	DE
TURN PRODUCTIONS III LLC	Delaware	4841	47-4582750	DE
TWD PRODUCTIONS LLC	Delaware	4841	27-1833132	DE
TWD PRODUCTIONS II LLC	Delaware	4841	27-4826915	DE
TWD PRODUCTIONS III LLC	Delaware	4841	45-4318830	DE
TWD PRODUCTIONS IV LLC	Delaware	4841	32-0390371	DE
TWD PRODUCTIONS V LLC	Delaware	4841	38-3911483	DE
TWD PRODUCTIONS VI LLC	Delaware	4841	47-1243974	DE
TWD PRODUCTIONS VII LLC	Delaware	4841	47-4570471	DE
VOOM HD HOLDINGS LLC	Delaware	4841	57-1177144	DE
WE TV ASIA LLC	Delaware	4841	27-2037277	DE
WE TV HOLDINGS LLC	Delaware	4841	46-3491062	DE
WE TV STUDIOS LLC	Delaware	4841	46-3491188	DE
WE TV LLC	Delaware	4841	11-3496672	DE
WEDDING CENTRAL LLC	Delaware	4841	27-0482721	DE
YEAH IPTV LLC	Delaware	4841	36-4727461	DE

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: 11 Penn Plaza, New York, NY 10001, (212) 324-8500.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 8th of March, 2016.

By:	/s/ Hazrat Ray Haniff
Hazrat Ray Haniff
Assistant Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

December 4, 2015, I have hereunto

subscribed my name and caused my seal

of office to be affixed to these presents at

the U.S. Department of the Treasury, in

the City of Washington, District of

Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2.“U.S. Bank National Association, “Cincinnati, Ohio (Charter No.24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

December 4, 2015, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 8, 2016

By:	/s/ Hazrat Ray Haniff
Hazrat Ray Haniff
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2015

($000’s)

12/31/2015
Assets
Cash and Balances Due From Depository Institutions	$11,116,460
Securities	105,221,515
Federal Funds	66,242
Loans & Lease Financing Receivables	259,137,459
Fixed Assets	4,356,531
Intangible Assets	13,140,000
Other Assets	24,420,027

Total Assets	$417,458,234

Liabilities
Deposits	$310,443,288
Fed Funds	1,617,316
Treasury Demand Notes	0
Trading Liabilities	989,983
Other Borrowed Money	46,198,790
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	12,012,892

Total Liabilities	$374,412,269

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,904,230
Minority Interest in Subsidiaries	857,135

Total Equity Capital	$43,045,965

Total Liabilities and Equity Capital	$417,458,234